Exhibit 99.3

Amendment Discussion Materials May 2020 For Amendment Purposes Only 1

Table of Contents Attorney - Client Privileged • Executive Summary • FY 2020 • Q1 2020 Update • FY2020 Liquidity Outlook • NWF 3.0 Transformation Plan • FY2020 P&L Outlook • FY 2021 Prelim Outlook • Amendment Overview • Appendix For Amendment Purposes Only 2

Executive Summary Attorney - Client Privileged • COVID - 19 pandemic is having an extraordinary impact on the Company’s overall performance, starting in February of this year. The impact is expected to continue through fiscal 2021. The over - riding concern remains the health of its associate, consumers, partners, and in the communities in which it operates, while its primary near - term focus is the viability of the firm with a longer term goal of returning to profitability • Beginning February, the impact of COVID - 19 was initially felt in China but quickly spread to the Company’s global business by March. Significant actions have been deployed in response; - Protecting the health of its associates and communities by closing nearly all stores while also implementing work - from - home programs globally - Bolstering its’ financial position and liquidity by drawing down a substantial portion of available capacity on its’ ABL facility while also reducing compensation costs and reducing or deferring rent and other operating expenses. These actions have significantly reduced the quarterly cash burn rate • In the immediate term, these actions are expected to provide adequate liquidity for the next 18 months. However, much reduced EBITDA performance is expected to drive a Net Debt leverage covenant issue beginning in the second quarter. We are therefore seeking covenant relief through 2021 to facilitate the successful execution of our revised business plan • The unprecedented impact of COVID - 19 will greatly expand and accelerate our New World Fossil (NWF) transformation program including additional organizational efficiencies, expanded growth in digital channels and reduction in our store base • We continue to have confidence in our ability to stabilize sales and pivot to growth long term through the expanding Asia, e - Commerce, and Connected businesses after navigating near term business pressures For Amendment Purposes Only 3

Q1 Performance Attorney - Client Privileged For Amendment Purposes Only 4

Q1 Performance Drivers Attorney - Client Privileged Feb YTD Performance • January sales well above plan driven by improved core business performance and connected liquidation • February continued to be strong in Americas and Europe, though Asia was soft due to Covid - 19 • Jan and Feb combined sales above budget in total, with core sales positive vs. LY • GM % modestly lower than plan due to liquidations Covid - 19 Impact • March sales came in below plan; stores and most of our wholesale partner stores were closed 2 - 3 weeks in March • Negative Sales impact in March is estimated at ($80) million • Gross Margin contraction in Q1 driven by: • Connected reserves increased for future liquidation efforts as Covid - 19 prompting more aggressive selling price assumptions to clear product via e - commerce • Incremental licensing minimum royalty accruals • Increased promotions/discounts in March to drive sales and improve cash position For Amendment Purposes Only 5

Attorney - Client Privileged • Sales of $397 million at constant currency; a miss to plan by $36 million, (8.4%) and decline versus last year of (14.7%) • February QTD was ahead of plan mainly driven by Americas and Europe. Asia weakness started early and affected February sales. Global results impacted in March across all regions and channels • February QTD category performance was strong; Connected +44% thru Feb driven by liquidation within Americas. Covid - 19 impacted all categories in March by a similar level, all missing plan approximately (45%) Q1 Sales Feb QTD Exceeded Plan, However March Was Significantly Impacted By Covid - 19 For Amendment Purposes Only 6

• Feb QTD was beating both plan and last year • March negatively impacted by Covid - 19 ; with stores and most of our wholesale partner stores closed 2 - 3 weeks in March • See following page for decomposition of financial performance for the quarter (1) Excludes tax effected impact of restructuring, goodwill/intangible and impairment. Covid - 19 Negatively Impacted Sales, Margin and Impairment For Amendment Purposes Only 7

Attorney - Client Privileged Note: Q1 2020 results are subject to change Key Drivers Of Q1 Performance • Above Budget trends through February • Connected Liquidation accelerated online as wholesale and retail channels were closed • Covid - 19 impact represents March sales & margin performance plus GMR & Impairment impacts • Gross Margin: GMR accrual of $25M plus additional $ 8 M Connected Inventory Reserve • Opex: Additional GMR accrual $9M for marketing royalties For Amendment Purposes Only 8

Covid - 19 Response Attorney - Client Privileged For Amendment Purposes Only 9

Immediate Actions Deployed As Covid - 19 Quickly Escalated Into A Global Pandemic Impacting Both The Business Model And Liquidity Attorney - Client Privileged • Nearly all stores were closed while also implementing work - from - home programs globally; primary goal to protect the health of its associates and communities • All cash outflows managed aggressively: - Payroll – Global payroll reductions implemented immediately; including furloughs or a 20% - 40% work/pay reduction - Rent – Deferred until stores open (communicated to landlords and negotiations underway) - Inventory – Significantly delayed and reduced receipts - License Royalties – Currently under negotiation; - Proposing payment in arrears (vs. prepaid) based on actual sales and adjustment to Guaranteed Minimum Levels - Marketing – Digital spend only (stopped all non - digital spend) - Capital spend - Cut to absolute minimum - Other Expense Actions – Eliminated all non business critical spend i.e. contractors/temp labor and professional services. Reviewing all contracts - In addition, actions were taken quickly to shift business online and maximize sales potential For Amendment Purposes Only 10

Immediate Cost Reductions Effective But Temporary; Structural Cost Reductions Required To Replace Temporary Actions Attorney - Client Privileged • $470 million targeted for temporary cost reductions/deferrals Temporary Savings Will Be Replaced With NWF 2.0+ For Amendment Purposes Only 11

Recent Business Trends Attorney - Client Privileged For Amendment Purposes Only 12

Q2 Business Trends Show Strong E - Com Performance Attorney - Client Privileged • Stores remain closed across the globe however lockdown restrictions are starting to ease • E - Com performance showing strong trends with owned sites experiencing triple digit growth Note: 02/23 onwards is post Salesforce launch For Amendment Purposes Only 13

While E - Commerce Performance Is Encouraging, Not Sufficient To Mitigate Significant Impact Across Remaining Channels Attorney - Client Privileged • While online sales acceleration is strong, it is just a part of our total sales mix. Q2 through Q4 Sales expected to contract about 45 % versus last year over this time period • Stores closed for most of Q2. Slow traffic build expected thereafter • In the range from - 60% to - 50% for Q3 and Q4 • Similar pattern for Wholesale Brick and Mortar • In the range of - 55% to - 35% for Q3 and Q4 • Amazon/ Zalando in AMER and EMEA focused on essential businesses for most of Q2. Now returning to discretionary products • Pure Play e - commerce growth trends in Q3 and Q4 should be similar to Q1 after being roughly flat in Q2 • Owned e - Commerce growth is expected to slow from high double - digit levels in Q2 as brick and mortar channels re - open in Q3 and Q4 For Amendment Purposes Only 14

Global Store Opening Strategy; Lockdown Restrictions Easing Across The Globe And We Are Preparing To Re - Open Attorney - Client Privileged • We have completed analytical work on our global portfolio of stores, which is informing our opening plans and negotiations with landlords • We are engaging 3rd party retail negotiation firms in NAM and EMEA to assist with our landlord discussions • From a cash flow forecast perspective, on average, we are assuming a partial opening of our store base by early June (actual openings will depend on local regulations and our ability to operate safely). We are mitigating our store opening risk with the following: - Significant reduction in store labor expense due to reduced Mall/Outlet hours and reduced staffing levels - Prioritizing Outlets due to higher profitability and cash flow. We are partnering with landlords to determine the appropriate rent structure give the current retail environment - Significant effort being put into opening safely, both for our employees and our guests • As we progress through Q3, we will re - review Q4 sales and re - assess store potential - Cash flow modeling by store will reflect store performance and renegotiated rent - Decision will need to include net financial economics of operating for remaining term vs. closing and liquidating inventory For Amendment Purposes Only 15

Global Store Opening Approach Number of Stores Open 50 200 300 Mid May Late May June - July PHASE 1 – Test Stores Re - Open PHASE 2 – Primarily Outlet Stores Re - open PHASE 3 – Primarily Full Price Stores Re - Open Timeline For Amendment Purposes Only

FY2020 Liquidity Attorney - Client Privileged For Amendment Purposes Only 17

2020 Global Sales Estimate Of $1.4B Reflects Sales Contraction Across All Regions Attorney - Client Privileged • Q2 through Q4 Sales contraction of around (45%) versus last year is primarily driven by Americas and Europe with both regions, expecting; • Retail traffic to be significantly impacted for remainder of the year; affecting Wholesale, Stores and Concession channels • L ockdown restrictions starting to ease with stores planning to re - open early Q3, with a slow ramp up throughout Q3 and Q4; only modest levels of sales planned as slow traffic is expected • E - Com owned current double digit will not maintain at these levels as brick and mortar channels re - open • Asia weakness was seen earlier than Americas and Europe with a greater impact in Q1, however Q2 through Q4 sales are expected to see low double digit declines versus last year ; • Initial sales assessment indicates quarterly contraction ranges as follows: • Q2 – Down about 65% overall versus last year primarily due to AMER/EMEA brick & mortar channels • Q3 – Down about 40% overall vs. LY, again due primarily to AMER/EMEA wholesale/store channel, partly offset by online channels • Q4 – Down about 30% globally vs. LY as trends as expected to generally persist For Amendment Purposes Only 18

We Continue To Manage Cash And Preserve Liquidity, However We Anticipate Not Meeting Covenants In Q2 - Q4 Attorney - Client Privileged (1) Debt as defined by leverage ratio in credit agreement (2) Includes inventory related add back charges as referenced in the Amendment Section For Amendment Purposes Only 19

New World Fossil 2.0+ MVO Transformation Attorney - Client Privileged For Amendment Purposes Only 20

We Are Re - designing Our Business Model And Creating An MVO Organization Based On Post Covid - 19 Outlook Attorney - Client Privileged • Over the next few weeks, the Company is finalizing its NWF 2.0+ (MVO) cost reduction plans • NWF 2.0+ Core Operating Principles include: • Every part of Fossil is participating with changes to overall business processes and resources • More centrally directed operating model; to reduce complexity and redundancy • Currently operating on a temporary basis with 40% lower payroll costs and other spending reductions. • Lower cost base must continue through sustainable structural changes based on MVO • Key Assumptions • Expected to deliver new NWF 2.0+ (MVO) targets in addition to existing NWF 2.0 targets • Overheads expected to deliver 40% lower compensation costs; 20 - 40% reduction goals across all other spend areas • Store re - openings initially based on cash flow hurdle. Continuing store operations based on margin contribution to fully offset payroll and reduce rent liability For Amendment Purposes Only 21

New World Fossil Program To Expand And Accelerate To Support A New Business Model Post Covid-19

For Amendment Purposes Only

- **NWF 2.0 program targeted** to generate $200 million savings and is currently being implemented
- **Covid-19 pandemic requires us to now expand and accelerate the New World Fossil program**; implementing NWF 2.0+, which will be focused on creating a minimum viable organization (MVO)

	Description	NWF 2.0	NWF 2.0+[1]	Total Opportunity
Organization	• Organizational restructuring and fundamental centralization	$85m	$80m	$165m
Design to Value and Direct Sourcing	• Competitive bidding, local sourcing, and supplier negotiations • Develop guardrails on materials and component costing	$60m	-	$60m
Indirect Sourcing	• Zero-based budgeting for indirect spend • Reductions across categories (print, shipping, facilities, etc.)	$35m	$35m	$70m
Revenue Management	• Optimize trade investment, pricing and promotion strategy, and assortment	$20m	-	$20m
Store Footprint	• Closure of unprofitable / marginal stores and concessions	$0m	$110m	$110m
Total		$200m	$225m	$425m

(1) Further savings post 2020 not reflected

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Attorney-Client Privileged

2020 RF2 Target Reflects Sales Of $1.4B And Expanded Cost Actions Under NWF 2.0+ Attorney - Client Privileged (Constant Currency) • Sales of $1.4b , in - line with 2020 Base Case scenario • Gross Profit of 46.9% ; impacted by liquidation, increased promotional activity within Q2 and licensor GMR’s • Direct Opex target assumes rent and payroll efficiencies versus Budget across all regions; • Infrastructure to reduce by $100m reflects a minimum viable organization (MVO) including; - Comp & Ben reduction (Q2 - Q4) - T&E significantly reduced assuming minimal travel - Services, Facilities etc. assumes targeted reductions within Q3 and Q4 • RF2 Target Adj. Operating loss of ($135) million inclusive of the above Opex reductions - Adj. Operating Income + Dep / Amort = EBITDA, a reasonable proxy for Operational Cash Flow - Q2 MVO efforts drives 2H Operational Cash Flow 2020 Budget Forecast % Reduction Sales 2,085 1,405 (32.6%) Gross Profit 1,072 655 (38.9%) GM% 51.4% 46.9% Marketing 150 119 (20.9%) 7.2% Direct Channel Opex 339 254 (25.1%) Infrastructure 518 417 (19.5%) Restructuring 45 36 Intangible Impairments - 19 Total Opex 1,052 844 Operating Income 20 (189) OI % 0.9% (13.5%) Adj. Operating Income 65 (135) Adj OI % 3.1% (9.6%) Full Year For Amendment Purposes Only 23

2020 Low Case Reflects Risk Adjusted Sales Of $ 1.2B And Expanded Cost Actions Under NWF 2.0+ Attorney - Client Privileged For Amendment Purposes 24

FY2021 Prelim Attorney - Client Privileged For Amendment Purposes Only 25

Our Preliminary FY2021 Outlook Reflects Sales Contraction Versus 2020 Budget But On A Significantly Lower Cost Base Attorney - Client Privileged • We are not expecting a “V - shape” recovery for our business • Consumer brick & mortar shopping patterns accelerating to online at the expense of our sizeable wholesale and retail business • Overall consumer spending on discretionary fashion items expected to be soft • FY2021 sales estimate: • Slightly higher than FY2020 depressed actual results • But 27% below FY2020 Budget • Opex reduction assumes the successful delivery of NWF 2.0+ Transformation Project - significantly lowering our cost base and reflecting a minimum viable organization • Preliminary FY2021 is targeted to improve profitability post the impact of Covid - 19 For Amendment Purposes Only 26

2021 Prelim Sales Of $1.5 Reflects A Revised Business Model As A Result Of Covid - 19 Attorney - Client Privileged • 2021 $1.5b sales base case scenario reflects a revised business model, a 27% decline versus 2020 plan: • Wholesale business impacted significantly, declining (40%) versus 2020 plan • Stores fleet right - sized based on Cash Flow Contribution • Business model shifting towards DTC; e - com showing double digit growth For Amendment Purposes Only 27

Prelim 2021 P&L Reflects New World Fossil Run Rates Attorney - Client Privileged • Sales of $1.5b, a decline of $565 million versus 2020 Budget • Marketing at 10% requires the delivery of NWF 2.0+ (MVO ) initiatives to enable us to re - invest in digital marketing • Infrastructure reducing $148 million, 29% versus 2020 Budget; inclusive of NWF cost reduction targets • 2021 Target Adj. Operating Income of $29 million, 1.9% 2021 Target 2020 Target 2020 Budget 2019 Actual Sales 1,519 1,405 2,085 2,218 - Gross Profit 768 655 1,072 1,099 GM% 50.5% 46.9% 51.4% 49.6% Marketing 152 119 150 171 10.0% 8.5% 7.2% 7.7% Direct Channel Opex 218 254 339 350 Infrastructure 370 417 518 552 Restructuring 36 36 45 30 Intangible Impairments - 19 - 25 Total Opex 775 844 1,052 1,128 Operating Income (7) (189) 20 (28) OI % (0.4%) (13.5%) 0.9% (1.3%) Adj. Operating Income 29 (135) 65 27 Adj OI % 1.9% (9.6%) 3.1% 1.2% Fossil Group (Full Year) For Amendment Purposes Only 28

2021 Low Case Reflects Risk Adjusted Sales and Full Achievement of Internal Cost Reduction Targets Attorney - Client Privileged For Amendment Purposes Only 29

Overview of Amendment Attorney - Client Privileged For Amendment Purposes Only 30

Terms of Amendment To Term Loan Credit Agreement Attorney - Client Privileged For Amendment Purposes Only 31 Final Business Terms (6/1/20) Minimum Liquidity Test level reduced to $125mm through November 2020 Returns to $150mm thereafter Definition amended to include all balance sheet cash globally Maximum Net Leverage Ratio Waived for Q1 FY20 – Q3 FY21 (the “Covenant Relief Period”) Returns to 1.50x Q4 FY21 and thereafter Minimum EBITDA Covenant Tested beginning Q1 FY21: Minimum Q1 FY21 EBITDA: ($75mm) Minimum cumulative Q1 FY21 – Q2 FY21 EBITDA: ($65mm) Minimum cumulative Q1 FY21 – Q3 FY21 EBITDA: ($30mm) Covenant only applies during the Covenant Relief Period Maximum Capex Covenant FY2020: $10mm FY2021: $20mm FY2022 and thereafter: $25mm Economics for Lenders 100bps fee, paid upfront to all lenders 50bps interest rate increase $15mm pro rata paydown Quarterly amortization increases to $8mm in Q3 FY20 and increases to $10mm beginning Q4 FY20 Other Call protection waived on future paydowns other than in a change of control or refinancing Call protection waived for 90 day window after amendment effective date to close a refinancing Thereafter, call protection on a change of control or refinancing only of 102 for next 12 months, 101 for following 12 months Modifications to certain negative covenants to be agreed Increase stock pledge of first tier foreign subsidiaries (Fossil East Limited, Fossil Gibraltar Ltd., Swiss Tech Holding Gmbh, and Fossil Europe BV) from 65% to 100% A

Covenant Projections – Base Case Attorney - Client Privileged For Amendment Purposes Only 32

Covenant Projections – Low Case Attorney - Client Privileged For Amendment Purposes Only 33

Appendix Attorney - Client Privileged For Amendment Purposes Only 34

Attorney - Client Privileged Prelim Q1 Results Versus Last Year; Significantly Impacted By Covid - 19 Pandemic Note: Q1 2020 results are subject to change • Nearly entire Year over Year decline due to COVID - 19, including Connected Liquidation • Other factors in the quarter largely offsetting For Amendment Purposes Only 35

For Amendment Purposes Only

Base Case Forecast – Summary Output

	Preliminary	Forecast							Forecast	
	1Q'20	2Q'20	3Q'20	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21	FY2020	FY2021
Total Sales	$391	$173	$329	$511	$307	$343	$373	$495	$1,405	$1,519
% YoY Growth	*(16.0%)*	*(65.4%)*	*(39.0%)*	*(28.1%)*	*(21.4%)*	*98.0%*	*13.4%*	*(3.1%)*	*(36.7%)*	*8.2%*
(-) COGS	(250)	(90)	(159)	(251)	(160)	(172)	(179)	(241)	(750)	(752)
Gross Profit	**$140**	**$84**	**$170**	**$260**	**$148**	**$172**	**$194**	**$255**	**$655**	**$768**
% Gross Margin	*35.9%*	*48.3%*	*51.8%*	*50.8%*	*48.0%*	*50.0%*	*51.9%*	*51.4%*	*46.6%*	*50.5%*
(-) OpEx	(275)	(174)	(178)	(217)	(214)	(178)	(173)	(210)	(844)	(775)
Operating Income	**($134)**	**($91)**	**($7)**	**$43**	**($66)**	**($6)**	**$21**	**$45**	**($189)**	**($7)**
(+) D&A	12	12	12	12	10	10	10	10	48	40
(+) Other Income	(7)	-	-	-	-	-	-	-	(7)	-
(+) Restructuring Expenses	10	14	9	4	10	14	9	4	36	36
(+) Stock-Based Comp	3	4	4	3	1	4	4	4	15	13
(+) Other	39	(0)	(1)	(0)	(0)	(0)	(1)	(0)	38	(1)
Adjusted EBITDA	**($78)**	**($61)**	**$17**	**$61**	**($45)**	**$21**	**$43**	**$61**	**($60)**	**$80**
% Adj. EBITDA Margin	*(19.9%)*	*(35.0%)*	*5.1%*	*12.0%*	*(14.8%)*	*6.1%*	*11.5%*	*12.4%*	*(4.3%)*	*5.3%*
(-) CapEx	(3)	(1)	(1)	(1)	(4)	(4)	(4)	(4)	(5)	(15)
(+/-) Change in NWC	14	50	(3)	39	50	14	(3)	(53)	100	8
(-) Restructuring Expenses	(10)	(14)	(9)	(4)	(10)	(14)	(9)	(4)	(36)	(36)
(+/-) Cash Taxes / Benefits	(8)	(1)	(3)	(10)	-	(1)	(3)	(10)	(21)	(13)
(+/-) Other	10	0	9	7	(1)	(1)	(1)	(1)	26	(4)
UFCF	**($75)**	**($26)**	**$11**	**$93**	**($10)**	**$16**	**$24**	**($10)**	**$4**	**$20**
(-) Cash Interest	(5)	(5)	(5)	(5)	(4)	(4)	(4)	(4)	(20)	(17)
(-) Mandatory Amortization	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(20)	(20)
(-) Other	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(4)	(4)
LFCF	**($86)**	**($37)**	**($0)**	**$83**	**($20)**	**$6**	**$14**	**($20)**	**($41)**	**($20)**
Beginning Cash	$200	$245	$164	$150	$150	$150	$150	$150	$200	$150
(+/-) LFCF	(86)	(37)	(0)	83	(20)	6	14	(20)	(41)	(20)
(+/-) RCF Draw / (Paydown)	131	(44)	(14)	(83)	20	(6)	(14)	20	(10)	20
Ending Cash	**$245**	**$164**	**$150**	**$150**	**$150**	**$150**	**$150**	**$150**	**$150**	**$150**
ABL Borrowing Base	$196	$145	$170	$164	$112	$122	$138	$145	$164	$145
(-) Borrowings Outstanding	(159)	(115)	(101)	(18)	(38)	(32)	(19)	(39)	(18)	(39)
(-) Letters of Credit	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)
ABL Availability	**$34**	**$27**	**$66**	**$143**	**$71**	**$87**	**$116**	**$104**	**$143**	**$104**
(+) Cash	245	164	150	150	150	150	150	150	150	150
Total Liquidity	**$280**	**$191**	**$216**	**$293**	**$221**	**$237**	**$266**	**$254**	**$293**	**$254**

Note: Reflects preliminary Q1 FY2020 results and base case budgeted FY2020 and FY2021 financials; budget based on internally-established foreign exchange rates; excludes impact of interest rate increase, fees, or amortization from the amendment

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Attorney-Client Privileged

For Amendment Purposes Only

Low Case Forecast – Summary Output

	Preliminary	Forecast							Forecast	
	1Q'20	2Q'20	3Q'20	4Q'20	1Q'21	2Q'21	3Q'21	4Q'21	FY2020	FY2021
Total Sales	$391	$133	$223	$508	$265	$293	$320	$423	$1,255	$1,301
% YoY Growth	*(16.0%)*	*(73.4%)*	*(58.7%)*	*(28.6%)*	*(32.1%)*	*119.2%*	*43.8%*	*(16.7%)*	*(43.4%)*	*3.7%*
(-) COGS	(250)	(68)	(107)	(250)	(131)	(145)	(158)	(209)	(675)	(643)
Gross Profit	**$140**	**$66**	**$115**	**$258**	**$134**	**$148**	**$162**	**$214**	**$580**	**$658**
% Gross Margin	*35.9%*	*49.3%*	*51.8%*	*50.8%*	*50.6%*	*50.5%*	*50.6%*	*50.6%*	*46.2%*	*50.5%*
(-) OpEx	(275)	(164)	(161)	(201)	(164)	(164)	(165)	(194)	(800)	(686)
Operating Income	**($134)**	**($98)**	**($45)**	**$58**	**($30)**	**($16)**	**($3)**	**$20**	**($220)**	**($28)**
(+) D&A	12	12	12	12	10	10	10	10	48	40
(+) Other Income	(7)	-	-	-	-	-	-	-	(7)	-
(+) Restructuring Expenses	10	14	9	4	10	14	9	4	36	36
(+) Stock-Based Comp	3	4	4	3	1	4	4	4	15	13
(+) Other	39	(0)	(0)	(0)	(0)	(0)	(1)	(0)	38	(1)
Adjusted EBITDA	**($78)**	**($68)**	**($21)**	**$76**	**($9)**	**$12**	**$19**	**$37**	**($90)**	**$59**
% Adj. EBITDA Margin	*(19.9%)*	*(51.0%)*	*(9.5%)*	*15.0%*	*(3.3%)*	*4.0%*	*5.9%*	*8.8%*	*(7.2%)*	*4.5%*
(-) CapEx	(3)	(1)	(1)	(1)	(4)	(4)	(4)	(4)	(5)	(15)
(+/-) Change in NWC	14	56	6	8	142	(8)	(27)	(22)	84	85
(-) Restructuring Expenses	(10)	(14)	(9)	(4)	(10)	(14)	(9)	(4)	(36)	(36)
(+/-) Cash Taxes / Benefits	(8)	(1)	(3)	(10)	-	(1)	(3)	(10)	(21)	(13)
(+/-) Other	10	0	9	7	(1)	(1)	(1)	(1)	26	(4)
UFCF	**($75)**	**($28)**	**($18)**	**$78**	**$119**	**($16)**	**($24)**	**($3)**	**($43)**	**$76**
(-) Cash Interest	(5)	(5)	(5)	(5)	(4)	(4)	(4)	(4)	(20)	(16)
(-) Mandatory Amortization	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(5)	(20)	(20)
(-) Other	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(1)	(4)	(4)
LFCF	**($86)**	**($39)**	**($29)**	**$67**	**$109**	**($26)**	**($34)**	**($13)**	**($88)**	**$36**
Beginning Cash	$200	$245	$161	$148	$150	$193	$167	$151	$200	$150
(+/-) LFCF	(86)	(39)	(29)	67	109	(26)	(34)	(13)	(88)	36
(+/-) RCF Draw / (Paydown)	131	(46)	17	(65)	(65)	-	17	10	37	(38)
Ending Cash	**$245**	**$161**	**$148**	**$150**	**$193**	**$167**	**$151**	**$147**	**$150**	**$147**
ABL Borrowing Base	$196	$139	$155	$151	$80	$102	$110	$129	$151	$129
(-) Borrowings Outstanding	(159)	(113)	(130)	(65)	-	-	(17)	(27)	(65)	(27)
(-) Letters of Credit	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)
ABL Availability	**$34**	**$23**	**$22**	**$83**	**$78**	**$99**	**$90**	**$100**	**$83**	**$100**
(+) Cash	245	161	148	150	193	167	151	147	150	147
Total Liquidity	**$280**	**$183**	**$170**	**$233**	**$271**	**$267**	**$241**	**$247**	**$233**	**$247**

Note: Reflects preliminary Q1 FY2020 results and low case budgeted FY2020 and FY2021 financials; budget based on internally-established foreign exchange rates; excludes impact of interest rate increase, fees, or amortization from the amendment

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Attorney-Client Privileged